EXHIBIT 5.1

                     [COMFORT SYSTEMS USA, INC. LETTERHEAD]

                                August 22, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      I am General Counsel of Comfort Systems USA, Inc. (the "Company"), and I have represented the Company in connection with the preparation of a Registration Statement on Form S-8 of the Company relating to 600,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company being registered for issuance pursuant to the 1998 Employee Stock Purchase Plan (the "Plan").

      I have examined the Certificate of Incorporation, as amended, and the By-laws of the Company, the Plan and such other corporate documents and records as I have deemed necessary or appropriate in order to render the opinions set forth below.

      Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law only in the State of Massachusetts and do not purport to be expert in the laws of any jurisdiction other than the State of Massachusetts and the United States, I am of the opinion that:

      1. The shares of Common Stock to be issued under the Plan are duly authorized.

      2. When the Common Stock is issued and delivered in accordance with and pursuant to the terms of the Plan, such Common Stock will be validly issued, fully paid and nonassessable.

      This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me in Item 5.1 of the Registration Statement.

                                          Very truly yours,


                                          /s/ WILLIAM GEORGE
                                              William George
                                              General Counsel